Assured Guaranty Ltd. Reports Results for Third Quarter 2014

•	Third quarter 2014 net income was $355 million, or $2.09 per share, compared with third quarter 2013 net income of $384 million, or $2.09 per share.

•	Third quarter 2014 operating income[1] increased to $177 million, or $1.05 per share, compared with third quarter 2013 operating income[1] of $117 million, or $0.64 per share.

•	Third quarter 2014 PVP[1] increased 40% to $56 million compared with third quarter 2013.

•	Third quarter 2014 share repurchases totaled $226 million, or 9.6 million shares.

Hamilton, Bermuda, November 6, 2014 -- Assured Guaranty Ltd. (NYSE: AGO) (AGL and, together with its consolidated entities, Assured Guaranty or the Company) announced today its financial results for the three-month period ended September 30, 2014 (third quarter 2014).

Summary Financial Results
(in millions, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net income	$355	$384	$556	$459
Net income per diluted share	2.09	2.09	3.13	2.43
Operating income[1]	177	117	410	475
Operating income[1] per diluted share	1.05	0.64	2.31	2.51
Diluted shares[2]	169.7	183.9	177.4	189.1
PVP[1]	56	40	114	74
Gross par written	4,177	2,615	8,704	6,485

	As of
	September 30, 2014		December 31, 2013
	Amount	Per Share	Amount	Per Share
Shareholders' equity	$5,354	$32.53	$5,115	$28.07
Operating shareholders' equity[1]	6,032	36.65	6,164	33.83
Adjusted book value[1]	8,655	52.59	9,033	49.58
Common shares outstanding	164.6		182.2

“During the quarter, we continued to produce significant operating earnings and clearly demonstrated the strength of our well-established business model and capabilities of our team,” said Dominic Frederico,

1 Please see “Non-GAAP Financial Measures” at the end of this press release.
2 Same for generally accepted accounting principles (GAAP) net income and non-GAAP operating income.

President and Chief Executive Officer. “Our common stock repurchases, which are a critical component of our capital management strategy, totaled 9.6 million shares during the quarter and our repurchases this year, through September, have reduced the outstanding share count by 10%. Cumulative share repurchases since the beginning of 2013 reduced our share count by over 15%," Mr. Frederico added.

Third Quarter Results

GAAP Financial Information

Third quarter 2014 net income was $355 million, compared with the three-month period ended September 30, 2013 (third quarter 2013) net income of $384 million. The decrease in net income was due primarily to lower net change in fair value gains on credit derivatives, offset by lower loss expense.

Net change in fair value of credit derivatives was a $255 million gain in third quarter 2014 due primarily to the negotiated termination of a credit derivative as part of a representations and warranties (R&W) settlement agreement, while the net change in fair value of credit derivatives in third quarter 2013 of $354 million was due primarily to increases in the credit spreads of the Company's insurance subsidiaries. Except for credit impairment, the fair value adjustments on credit derivatives are non-economic adjustments that will reverse to zero over the remaining term of the credit derivative portfolio.

Loss and loss adjustment expenses (LAE) included in net income represents only loss and LAE on contracts accounted for as financial guaranty insurance. Third quarter 2014 loss and LAE was a benefit of $44 million, driven primarily by positive R&W developments.

Net earned premiums in third quarter 2014 were $144 million, compared with $159 million in third quarter 2013. The variance was due to lower refunding transactions and terminations in 2014 compared with 2013 and the scheduled decline in structured finance net par outstanding.

Interest expense increased $6 million from third quarter 2013 due to the issuance of $500 million of ten-year, 5% senior notes in June 2014.

Consolidated Statements of Operations (unaudited)
(in millions)

	Quarter Ended
	September 30,
	2014	2013
Revenues:
Net earned premiums	$144	$159
Net investment income	102	99
Net realized investment gains (losses)	(19)	(7)
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	(14)	24
Net unrealized gains (losses)	269	330
Net change in fair value of credit derivatives	255	354
Fair value gains (losses) on committed capital securities (CCS)	4	9
Fair value gains (losses) on financial guaranty variable interest entities (FG VIEs)	50	40
Other income (loss)	(11)	16
Total revenues	525	670

Expenses:
Loss and LAE	(44)	55
Amortization of deferred acquisition costs	4	4
Interest expense	27	21
Other operating expenses	50	54
Total expenses	37	134

Income (loss) before income taxes	488	536
Provision (benefit) for income taxes	133	152
Net income (loss)	$355	$384

Consolidated Balance Sheets (unaudited)
(in millions)

	As of
	September 30, 2014	December 31, 2013
Assets
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$10,485	$9,711
Short-term investments, at fair value	837	904
Other invested assets	127	170
Total investment portfolio	11,449	10,785

Cash	82	184
Premiums receivable, net of commissions payable	801	876
Ceded unearned premium reserve	420	452
Deferred acquisition costs	120	124
Reinsurance recoverable on unpaid losses	56	36
Salvage and subrogation recoverable	294	174
Credit derivative assets	86	94
Deferred tax asset, net	474	688
FG VIE assets, at fair value	1,296	2,565
Other assets	291	309
Total assets	$15,369	$16,287

Liabilities and shareholders' equity
Liabilities
Unearned premium reserve	$4,263	$4,595
Loss and LAE reserve	760	592
Reinsurance balances payable, net	148	148
Long-term debt	1,303	816
Credit derivative liabilities	1,654	1,787
Current income tax payable	40	44
FG VIE liabilities with recourse, at fair value	1,326	1,790
FG VIE liabilities without recourse, at fair value	133	1,081
Other liabilities	388	319
Total liabilities	10,015	11,172

Shareholders' equity
Common stock	2	2
Additional paid-in capital	2,035	2,466
Retained earnings	2,979	2,482
Accumulated other comprehensive income	333	160
Deferred equity compensation	5	5
Total shareholders' equity	5,354	5,115
Total liabilities and shareholders' equity	$15,369	$16,287

Economic Loss Development

Economic loss development in third quarter 2014 was a positive $63 million, which was driven primarily by positive United States (U.S.) residential mortgage-backed securities (RMBS) development of $93 million related to R&W settlements, offset in part by loss development in home equity line of credit (HELOC) transactions. HELOC loss development was due primarily to increased default assumptions in certain transactions to reflect borrower reaction to the increase in the size of the monthly payment they experience when their interest-only periods end.

Roll Forward of Net Expected Loss to be Paid (1)
(in millions)

	Net Expected Loss to be Paid as of June 30,	Economic Loss Development/	Losses	Net Expected Loss to be Paid as of September 30,
	2014	(Benefit)	(Paid)/ Recovered	2014

U.S. RMBS:
Before R&W benefit	$1,127	$31	$(199)	$959
R&W benefit	(651)	(93)	166	(578)
U.S. RMBS after R&W benefit	476	(62)	(33)	381
Public finance	391	1	(8)	384
Other	168	(2)	2	168
Total	$1,035	$(63)	$(39)	$933
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(1) Economic loss development represents the change in net expected loss to be paid attributable to the effects of changes in assumptions based on observed market trends, changes in discount rates, accretion of discount and the economic effects of loss mitigation efforts. Economic loss development is the principal measure that the Company uses to evaluate the loss experience in its insured portfolio. Expected loss to be paid includes all transactions insured by the Company, whether written in insurance or credit derivative form, regardless of the accounting model prescribed under GAAP.

New Business Production:

PVP increased by 40% in third quarter 2014 compared to third quarter 2013 due primarily to business written as part of the restructuring of Detroit's water and sewer revenue bonds. In the U.S. public finance market, insurance penetration, based on par sold, was 7.9% in third quarter 2014, compared with 3.7% in third quarter 2013, with Assured Guaranty once again writing the majority of the insured par.

New Business Production
(in millions)

	Quarter Ended September 30,
	2014		2013
	PVP(1)	Gross Par Written	PVP(1)	Gross Par Written

Public finance - U.S.	$51	$4,018	$24	$2,072
Public finance - non - U.S.	—	—	13	270
Structured finance - U.S.	1	9	3	273
Structured finance - non-U.S.	4	150	—	—
Total	$56	$4,177	$40	$2,615
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(1) Please see “Non-GAAP Financial Measures” at the end of this press release.

Non-GAAP Operating Income

Third quarter 2014 operating income increased to $177 million compared with operating income in third quarter 2013 of $117 million. The increase in operating income was primarily due to lower loss expense, offset in part by lower net earned premiums.

Third quarter 2014 loss expense in operating income was a $51 million benefit ($29 million after tax, or $0.17 per share), compared with a $56 million loss ($49 million after tax, or $0.27 per share) for third quarter 2013. The third quarter 2014 benefit was primarily due to R&W settlements on both financial guaranty insurance and credit derivative contracts, offset in part by HELOC loss development described above. Third quarter 2013 also benefited from several RMBS R&W settlements, but was offset by developments in the underlying U.S. RMBS and the public finance portfolio.

Loss Expense Included in
Non-GAAP Operating Income
(in millions)

	Quarter Ended September 30,
	2014	2013

Loss and LAE (GAAP)	$(44)	$55
Loss and LAE (FG VIEs)(1)	15	10
Losses incurred on credit derivatives (2)	(22)	(9)
Loss expense (benefit) included in non-GAAP operating income (3)	$(51)	$56
________________________________________________
(1) Represents loss and LAE that is eliminated for GAAP upon consolidation.
(2) Represents losses incurred on credit derivatives under a present value probability weighted insurance accounting model.
(3) Please see “Non-GAAP Financial Measures” at the end of this press release.

Net earned premiums and credit derivative revenues on an operating income basis were $166 million for third quarter 2014, compared with $198 million for third quarter 2013, as shown in the table below.

Components of Net Earned Premiums
and Credit Derivative Revenues
(Non-GAAP basis)
(in millions)

	Quarter Ended September 30,
	2014	2013

Net earned premiums in operating income:
Scheduled amortization	$113	$133
Accelerations:
Refundings	36	28
Terminations	—	12
Total accelerations	36	40
Net earned premiums in operating income (1)	149	173
Credit derivative revenues in operating income (2)	17	25
Total (3)	$166	$198
________________________________________________
(1) Includes net earned premiums related to FG VIEs that are eliminated upon consolidation for GAAP, of $5 million for third quarter 2014 and $14 million for third quarter 2013.
(2) Represents only the "realized gain on credit derivative" component of "net change in fair value of credit derivatives" reported in GAAP net income.
(3) Please see “Non-GAAP Financial Measures” at the end of this press release.

Year-to-Date Results

The nine-month period ended September 30, 2014 (nine months 2014) net income was $556 million, compared with the nine-month period ended September 30, 2013 (nine months 2013) net income of $459 million. The increase in net income was primarily due to fair value gains on credit derivatives in nine months 2014 compared with fair value losses in nine months 2013. The positive variance in fair value of credit derivatives was offset in part by lower net earned premiums as a result of several large terminations and refunding transactions in 2013, and the scheduled amortization of the structured finance book of business.

The Company reported operating income in nine months 2014 of $410 million compared with $475 million in nine months 2013. Operating income for nine months 2013 was higher than nine months 2014 primarily due to several large terminations and refunding transactions in 2013 that did not recur in 2014, offset in part by higher loss expense in nine months 2013.

Common Share Repurchases

In third quarter 2014 the Company continued to repurchase its common shares under its share authorization program. As in the past, the Company's capital management execution is contingent on its available free cash and capital position at the parent company, market conditions, the maintenance of its strong financial strength ratings and other factors. The repurchase program may be modified, extended or terminated by the Board of Directors at any time. It does not have an expiration date. The table below summarizes the share repurchase activity.

Summary of Share Repurchases

	Amount	Number of Shares	Average price per share
	(in millions, except per share data)

2013	$264	12.5	$21.12
Third Quarter 2014	226	9.6	23.47
Nine Months 2014	438	18.0	24.30
Cumulative as of September 30, 2014 (1)	702	30.5	23.00
________________________________________________
(1) Since the beginning of 2013.

As of September 30, 2014 the remaining authorization for share repurchases was $362 million.

Non-GAAP Financial Measures

The Company references financial measures that are not in accordance with GAAP. Management and the board of directors utilize non-GAAP financial measures in evaluating the Company's financial performance and as a basis for determining senior management incentive compensation. By providing these non-GAAP financial measures, investors, analysts and financial news reporters have access to the same information that management reviews internally. In addition, Assured Guaranty's presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty's financial results in their research reports on Assured Guaranty and with how investors, analysts and the financial news media evaluate Assured Guaranty's financial results.

The following paragraphs and tables define each non-GAAP financial measure, describe why it is useful and provides reconciliations to the most comparable GAAP financial measure. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures.

Operating Income

Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company's financial guaranty business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate the Company's financial results as compared with the consensus analyst estimates distributed publicly by financial databases. Operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1)
Elimination of the after-tax realized gains (losses) on the Company's investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company's discretion and influenced by market opportunities, as well as the Company's tax and capital profile. Trends in the underlying profitability of the Company's business can be more clearly identified without the fluctuating effects of these transactions.

2)
Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules.

3)
Elimination of the after-tax fair value gains (losses) on the Company's CCS. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4)
Elimination of the after-tax foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period's foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5)
Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

Summary Reconciliation of
GAAP Net Income to Non-GAAP Operating Income (1)
(in millions)

	Quarter Ended
	September 30,
	2014	2013
Net income (loss)	$355	$384
Less after-tax adjustments:
Realized gains (losses) on investments	(10)	(3)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	161	233
Fair value gains (losses) on CCS	3	5
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(13)	10
Effect of consolidating FG VIEs	37	22
Operating income	$177	$117
________________________________________________
(1) The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Detailed Reconciliation of GAAP Net Income
to Non-GAAP Operating Income (1)
(in millions, except per share amounts)

	Quarter Ended September 30, 2014			Quarter Ended September 30, 2013
	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Components	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Components
Revenues:
Net earned premiums	$144	$(5)	$149	$159	$(14)	$173
Net investment income	102	0	102	99	2	97
Net realized investment gains (losses)	(19)	(20)	1	(7)	(5)	(2)
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	(14)	(14)	—	24	24	—
Net unrealized gains (losses)	269	269	—	330	330	—
Credit derivative revenues	—	(17)	17	—	(25)	25
Net change in fair value of credit derivatives	255	238	17	354	329	25
Fair value gains (losses) on CCS	4	4	—	9	9	—
Fair value gains (losses) on FG VIEs	50	50	—	40	40	—
Other income (loss)	(11)	(16)	5	16	12	4
Total revenues	525	251	274	670	373	297

Expenses:
Loss expense:
Financial guaranty insurance	(44)	(15)	(29)	55	(10)	65
Credit derivatives	—	22	(22)	—	9	(9)
Amortization of deferred acquisition costs	4	—	4	4	—	4
Interest expense	27	—	27	21	—	21
Other operating expenses	50	—	50	54	—	54
Total expenses	37	7	30	134	(1)	135

Income (loss) before income taxes	488	244	244	536	374	162
Provision (benefit) for income taxes	133	66	67	152	107	45
Income (loss)	$355	$178	$177	$384	$267	$117

Diluted shares	169.7		169.7	183.9		183.9

Earnings per share, diluted	$2.09		$1.05	$2.09		$0.64
________________________________________________
(1) The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Operating Shareholders' Equity

Management believes that operating shareholders' equity is a useful measure because it presents the equity of Assured Guaranty Ltd. with all financial guaranty contracts accounted for on a more consistent basis and excludes fair value adjustments that are not expected to result in economic loss. Many investors, analysts and financial news reporters use operating shareholders' equity as the principal financial measure for valuing Assured Guaranty Ltd.'s current share price or projected share price and also as the basis of their decision to recommend, buying or selling Assured Guaranty Ltd.'s common shares. Many of the Company's fixed income investors also use operating shareholders' equity to evaluate the Company's capital adequacy. Operating shareholders' equity is the basis of the calculation of adjusted book value (see below). Operating shareholders' equity is defined as shareholders' equity attributable to AGL, as reported under GAAP, adjusted for the following:

1)
Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

2)
Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

3)
Elimination of the after-tax fair value gains (losses) on the Company's CCS. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4)
Elimination of the after-tax unrealized gains (losses) on the Company's investments that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

Adjusted Book Value

Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company's in-force premiums and revenues in addition to operating shareholders' equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and financial news reporters use adjusted book value to evaluate Assured Guaranty Ltd.'s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Adjusted book value is operating shareholders' equity, as defined above, further adjusted for the following:

1)	Elimination of after-tax deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2)	Addition of the after-tax net present value of estimated net future credit derivative revenue. See below.

3)
Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

Net Present Value of Estimated Net Future Credit Derivative Revenue

Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company's credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes for contracts without expected economic losses, and is discounted at 6%. Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

Reconciliation of GAAP Shareholders' Equity to
Operating Shareholders' Equity (1) and Adjusted Book Value (1)
(in millions, except per share amounts)

	As of
	September 30, 2014	December 31, 2013

Shareholders' equity	$5,354	$5,115
Less after-tax adjustments:
Effect of consolidating FG VIEs	(53)	(172)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(978)	(1,052)
Fair value gains (losses) on CCS	23	30
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	330	145
Operating shareholders' equity	6,032	6,164
After-tax adjustments:
Less: Deferred acquisition costs	156	161
Plus: Net present value of estimated net future credit derivative revenue	121	146
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	2,658	2,884
Adjusted book value	$8,655	$9,033

Shares outstanding at the end of the period	164.6	182.2

Per share:
Shareholders' equity	$32.53	$28.07
Operating shareholders' equity	36.65	33.83
Adjusted book value	52.59	49.58
________________________________________________
(1) The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

PVP or Present Value of New Business Production

Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for the Company by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right,  whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (Credit Derivative Revenues) do not adequately measure. PVP in respect of financial guaranty contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6%. For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk-free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.
Reconciliation of PVP
to Gross Written Premiums (1)
(in millions)

	Quarter Ended
	September 30,
	2014	2013
Total PVP	$56	$40
Less: financial guaranty installment premium PVP	4	18
Total: financial guaranty upfront gross written premiums	52	22
Plus: financial guaranty installment gross written premiums and other GAAP adjustments(2)	(5)	4
Total gross written premiums	$47	$26
________________________________________________
(1) The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.
(2) Includes present value of new business on installment policies, gross written premiums adjustment on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.

Conference Call and Webcast Information

The Company will host a conference call for investors at 8:00 a.m. Eastern Time (9:00 a.m. Atlantic Time) on Friday, November 7, 2014. The conference call will be available via live and archived webcast in the Investor Information section of the Company's website at AssuredGuaranty.com or by dialing 1-877-281-1545 (in the U.S.) or 1-412-902-6609 (International). A replay of the call will be made available through January 7, 2015. To listen to the replay, dial 1-877-344-7529 (in the U.S.) or 1-412-317-0088 (International), passcode 10055201. The replay will be available one hour after the conference call ends.

Please refer to Assured Guaranty's September 30, 2014 Financial Supplement, which is posted on the Company's website at assuredguaranty.com/investor-information/by-company/assured-guaranty-ltd, for more information on the Company's financial guaranty portfolios, investment portfolio and other items. The Company is also posting on the same page of its website:

•	“Public Finance Transactions in 3Q 2014,” which lists the U.S. public finance new issues insured by the Company in third quarter 2014, and

•	“Structured Finance Transactions at September 30, 2014,” which lists the Company's structured finance exposure as of that date.

In addition, the Company is posting at assuredguaranty.com/presentations the “September 30, 2014 Equity Investor Presentation.” Furthermore, the Company's separate-company subsidiary financial supplements and its Fixed Income Presentation for the current quarter will be posted on the Company's website when available. Those documents will be furnished to the Securities and Exchange Commission in a Current Report on Form 8-K.

# # #

Assured Guaranty Ltd. is a publicly traded (NYSE: AGO) Bermuda-based holding company. Its operating subsidiaries provide credit enhancement products to the U.S. and international public finance, infrastructure and structured finance markets. More information on Assured Guaranty Ltd. and its subsidiaries can be found at AssuredGuaranty.com.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this press release reflect the Company's current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. For example, Assured Guaranty's calculations of adjusted book value, PVP, net present value of estimated future installment premiums in force and total estimated net future premium earnings and statements regarding its capital position and demand for its insurance and other forward-looking statements could be affected by rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of Assured Guaranty or any of its subsidiaries and/or of transactions that Assured Guaranty’s subsidiaries have insured; reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; developments in the world’s financial and capital markets that adversely affect obligors’ payment rates, Assured Guaranty’s loss experience, or its exposure to refinancing risk in transactions (which could result in substantial liquidity claims on its guarantees); the possibility that budget shortfalls or other factors will result in credit losses or impairments on obligations of state and local governments that the Company insures or reinsures; the failure of Assured Guaranty to realize insurance loss recoveries or damages through loan putbacks, settlement negotiations or litigation; deterioration in the financial condition of Assured Guaranty’s reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements; increased competition, including from new entrants into the financial guaranty industry; rating agency action on obligors, including sovereign debtors, resulting in a reduction in the value of securities in the Company’s investment portfolio and in collateral posted by and to the Company; the inability of Assured Guaranty to access external sources of capital on acceptable terms; changes in the world’s credit markets, segments thereof, interest rates or general economic conditions; the impact of market volatility on the mark-to-market of Assured Guaranty’s contracts written in credit default swap form; changes in applicable accounting policies or practices; changes in applicable laws or regulations, including insurance and tax laws; other governmental actions; difficulties with the execution of Assured Guaranty’s business strategy; contract cancellations; loss of key personnel; adverse technological developments; the effects of mergers, acquisitions and divestitures; natural or man-made catastrophes; other risks and uncertainties that have not been identified at this time; management’s response to these factors; and other risk factors identified in Assured Guaranty’s filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of November 6, 2014, and Assured Guaranty undertakes no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Contact Information

Robert Tucker
Managing Director, Investor Relations and Corporate Communications
212-339-0861
rtucker@assuredguaranty.com

Ashweeta Durani
Vice President, Corporate Communications
212-408-6042
adurani@assuredguaranty.com